Exhibit 99.1

April 2, 2018

Net Element Reports Full-Year 2017 Financial Results and Provides Business Update

Annual revenue increased 11% to $60.1 million for 2017 from $54.3 million in 2016

MIAMI, FL - April 2, 2018 - Net Element, Inc. (NASDAQ: NETE) (“Net Element” or the “Company”), a global technology and value-added solutions group that supports electronic payments acceptance in a multi-channel environment including point-of-sale (“POS”), e-commerce and mobile devices, today reported financial results for the fiscal year ended December 31, 2017, and provided an update on recent strategic and operational initiatives.

Conference Call:

On April 3, 2018, at 8:30 a.m. EST the Company will host a conference call to discuss 2017 financial results and business highlights. The conference call can be accessed live over the phone by dialing +1 (877) 303-9858, or for international callers +1 (408) 337-0139, and referencing conference code 6266947. It is recommended that participants dial in approximately 10 minutes prior to the start of the call.

The call will also be webcast live from https://edge.media-server.com/m6/p/hmbnnrhw. Following completion of the call, a recorded replay of the webcast will be available on the www.netelement.com/en/ir website.

2017 Full Year Results:

●	Total transactions dollars processed globally in 2017 exceeded $2.8 billion, an increase of 14% compared to $2.45 billion in 2016
●	Total transactions dollars processed geographically in North America in 2017 were $2.3 billion, an increase of 18% compared to $1.9 billion in 2016
●	Total transactions dollars processed in international markets in 2017 were $530 million, no change as compared to $530 million in 2016
●	Total transactions processed for 2017 exceeded 154 million compared to 187 million in 2016, a decline of 21% during 2017 due to reorganization and consolidation of the mobile solutions business, as well as an increased average transaction size at the point of sale in the United States during 2017
●	Revenues increased to $60.1 million, an increase of 11% compared to $54.3 million in 2016

United States accounted for 85% of our total revenues, while international revenues were 15% in 2017. Growth across all categories was organic:

●	North American Transaction Solutions segment: Continued organic growth of small- and medium-sized business (“SMB”) merchants with emphasis on value-added offerings. Revenues for this segment were $51.1 million, an increase of 21% over the prior year
●	International Transaction Solutions segment: As a result of the consolidation of Online Solutions and Mobile Solutions segments during 2017, revenues for the International Transaction Solutions segment were $8.9 million, a decrease of 27% over the prior year

“We are very pleased with our 2017 progress and the strong balance sheet position as of December 31, 2017, which we believe positions the company for future growth and opportunities,” commented Oleg Firer, CEO of Net Element.

2017 Significant Achievements:

●	Received a $7.55 million institution investment to support continued organic growth and blockchain-focused developments
●	Ensured continued compliance with NASDAQ listing requirements
●	Ranked as one of the fastest growing companies in North America on Deloitte’s 2017 Technology Fast 500™
●	Supported Florida SMB merchants affected by Hurricane Irma with free mobile point-of-sale credit card readers

Recent Partnerships:

●	Joined the Enterprise Ethereum Alliance ("EEA"), the world's largest open-source blockchain initiative with over 250-member companies. Membership to the alliance is complementary to the Company's recently announced decentralized blockchain technology solution, Netevia, that will enable a vast number of value-added services ("VAS") and support the adoption of Ethereum in the enterprise
●	Partnered with Elo to provide a modern best-in-class point of sale solution. Combined Aptito POS software with Elo’s all-in-one touchscreen device delivering stylish and reliable POS solution
●	Partnered with Payvision in Europe, extended access to global currencies. Expanded payment acceptance to 120+ currencies globally
●	Partnered with Planet Payment for multi-currency pricing solution in the United States. Introduced multi-currency payment acceptance to online merchants in the United States

Recent Product Launches and Updates:

●	Launched multi-channel payments platform, Netevia. Connecting and simplifying payments across sales channels through a single integration point, Netevia delivers end-to-end payment processing through easy-to-use APIs. This model complements Net Element's ability to perform in a multi-channel environment, including POS, e-commerce, mobile devices and will enable the company to perform in blockchain technology solutions when fully developed
●	Launched web-based, integrated same-day ACH and eCheck payment processing solution in the United States
●	Launched Zero-Fee processing program for SMB merchants in the United States

●	Launched loyalty program for international online merchants utilizing a PayOnline platform
●	Launched PayOnline's support for electronic commerce in the United States
●	Launched Apple Pay support in Russia
●	Launched payment acceptance module for Telegram, Viber, Facebook and VK instant messenger apps
●	Expanded payments module to include Prominent InSales platform. InSales platform provides access to over 4,000 merchants
●	Launched comprehensive point-of-sale program during Unified Payments' "2017 Launch Series" at Northeast Acquirers Association event
●	Launched ISO incubator program for certified resellers of Unified Payments to help them grow their business, compete and achieve success in today's evolving marketplace
●	Launched fully integrated payment acceptance for V-Tell, international mobile network operator
●	Launched fully integrated payment acceptance for Azimuth Airlines
●	Added support for iDEAL payment system, the most popular payment system in Netherlands

Outlook

Our strategy is to ensure that our business remains successful in a rapidly changing market, creating sustainable value for all our stakeholders, including our clients, distribution partners and shareholders. We aim to achieve superior results for our clients by having a deep understanding of their payment acceptance needs, extensive market reach, strong product development and technology enablement.

Planned for 2018:

We will continue to focus on understanding our clients and addressing their payment acceptance needs in core market segments.

●	Continue growth in all key segments
●	Drive client retention
●	Expand our client base in selected markets
●	Deliver value-added products to our clients to increase efficiencies and payment acceptance
●	Launch new tools to reach our clients, such as digital channels, and deepening partner relations

The global payments industry continued to deliver healthy growth during 2017, with underlying transaction volumes demonstrating even greater strength. We believe that new and disruptive technologies will provide us the opportunity to differentiate ourselves from our competition, continue developing and delivering innovative payment solutions in 2018 and beyond.

●	Continue to develop Netevia, our next-generation payments platform, enabling intelligent routing of payments for the application development community
●	Continue to scale and enhance new product launches that will add value to our clients
●	Extend our capabilities in next-generation POS hardware and software, and deepening our partner proposition

●	Commence trials of advanced technologies around business intelligence and mobile based payments acceptance
●	Target further developments in blockchain technologies, payments enablement for Internet of Things and biometrics payment acceptance
●	Continue investment in future emerging payment technologies

Realize the full potential of our business model.

●	Deliver stronger organic growth
●	Develop additional payment network relationships to integrate with our technologies
●	Seek acquisition or investment opportunities to deepen our technological and distribution capabilities

Results of Operations for the Year Ended December 31, 2017, compared to the Year Ended December 31, 2016

We reported a net loss attributable to Net Element, Inc. stockholders of $9,913,485 or ($5.04) per share for the year ended December 31, 2017 as compared to a net loss of $13,487,537 or ($10.33) per share for the year ended December 31, 2016. This resulted in a decrease in net loss attributable to Net Element, Inc. stockholders of $3,574,052 primarily due to an increase in revenues, decreases in depreciation, amortization and interest expenses, partially offset by an increase in general and administrative expenses. Net loss attributable to Net Element, Inc. stockholders for the year ended December 31, 2016 was also negatively affected by an expense for loss from stock value guarantee related to the PayOnline acquisition.

Eliminating the effects of non-cash compensation and the 2016 PayOnline stock value guarantee payment, we reported an adjusted non-GAAP, net loss attributable to Net Element, Inc. stockholders of $6,973,061 or ($3.54) loss per share for the year ended December 31, 2017 as compared to an adjusted non-GAAP, net loss attributable to Net Element, Inc. stockholders of $7,861,241 or ($6.02) loss per share for the year ended December 31, 2016.

The following table sets forth our sources of revenues, cost of revenues and gross margins for the years ended December 31, 2017 and 2016.

Gross Margin Analysis
Source of Revenues	Twelve Months Ended December 31, 2017	Mix	Twelve Months Ended December 31, 2016	Mix	Increase / (Decrease)

North American Transaction Solutions	$51,138,327	85.1%	$42,130,902	77.6%	$9,007,425
International Transaction Solutions	8,926,497	14.9%	12,155,957	22.4%	(3,229,460)
Total	$60,064,824	100.0%	$54,286,859	100.0%	$5,777,965

Cost of Revenues	Twelve Months Ended December 31, 2017	% of revenues	Twelve Months Ended December 31, 2016	% of revenues	Increase (Decrease)

North American Transaction Solutions	$44,265,264	86.6%	$36,342,465	86.3%	$7,922,799
International Transaction Solutions	6,971,948	78.1%	9,365,776	77.0%	(2,393,828)
Total	$51,237,212	85.3%	$45,708,241	84.2%	$5,528,971

Gross Margin	Twelve Months Ended December 31, 2017	% of revenues	Twelve Months Ended December 31, 2016	% of revenues	Increase (Decrease)

North American Transaction Solutions	$6,873,063	13.4%	$5,788,437	13.7%	$1,084,626
International Transaction Solutions	1,954,549	21.9%	2,790,181	23.0%	(835,632)
Total	$8,827,612	14.7%	$8,578,618	15.8%	$248,994

Net revenues consist primarily of service fees from transaction processing. Net revenues were $60,064,824 for the year ended December 31, 2017 as compared to $54,286,859 for the year ended December 31, 2016. The increase in net revenues is primarily due to continued organic growth of North American merchants with emphasis on value-added offerings partially offset by a $3,229,460 decrease in net revenues from our International Transaction Solutions segment as we experience increased competition, decreased margins and reorganizing assignments from our International Transaction Solutions segment.

Cost of revenues represents direct costs of generating revenues, including commissions, mobile operator fees, purchases of short numbers, interchange expense and processing fees. Cost of revenues for the year ended December 31, 2017 were $ 51,237,212 as compared to $45,708,241 for the year ended December 31, 2016. The year over year increase in cost of revenues of $5,528,971 was driven by a $7,922,799 increase due to increased North American Transaction Solutions sales for the year ended December 31, 2017. This was partially offset by a $2,393,828 decrease in the International Transaction Solutions segment cost of revenues due to the decrease in International Transaction Solutions revenues from Digital Provider.

Gross Margin for the year ended December 31, 2017 was $8,827,613, or 14.7% of net revenue, as compared to $8,578,618, or 15.8% of net revenue, for the year ended December 31, 2016. The primary reason gross margin percentages decreased was due to increased (lower margin) business mix from North American Transaction Solutions and a decrease in Digital Provider business that had higher margins.

Total operating expenses were $17,425,030 for the year ended December 31, 2017, as compared to total operating expenses of $17,416,066 for the year ended December 31, 2016. Total operating expenses for the year ended December 31, 2017 consisted of general and administrative expenses of $10,629,773, non-cash compensation of $2,940,424, a bad debt provision of $1,320,848 and depreciation and amortization of $2,533,985. For the year ended December 31, 2016, operating expenses consisted of general and administrative expenses of $8,797,883, non-cash compensation of $3,463,435, a bad debt provision of $1,688,237, and depreciation and amortization of $3,466,511.

General and administrative expenses for the years ended December 31, 2017 and 2016 consisted of operating expenses not otherwise delineated in our Consolidated Statements of Operations and Comprehensive Loss and include salaries and benefits, professional fees, rent, business development, travel expense, filing fees, transaction gains or losses, office expenses, communication expenses, insurance expenses, and other expenses required to run our business, as follows:

Twelve months ended December 31, 2017

Category	North American Transaction Solutions	International Transaction Solutions	Corporate Expenses & Eliminations	Total
Salaries, benefits, taxes and contractor payments	$1,970,860	$1,696,245	$2,082,294	$5,749,399
Professional fees	505,383	819,184	1,312,271	2,636,838
Rent	-	245,539	245,186	490,725
Business development	53,011	32,072	3,569	88,652
Travel expense	331,299	32,397	130,198	493,894
Filing fees	-	-	72,035	72,035
Transaction (gains) losses	742	(41,200)	1,642	(38,816)
Office expenses	303,586	98,961	120,103	522,650
Communications expenses	47,878	130,046	79,288	257,212
Insurance expense	-	5,401	135,386	140,787
Other expenses	38,788	14,716	162,893	216,397
Total	$3,251,547	$3,033,361	$4,344,865	$10,629,773

Twelve months ended December 31, 2016

Category	North American Transaction Solutions	International Transaction Solutions	Corporate Expenses & Eliminations	Total
Salaries, benefits, taxes and contractor payments	$1,650,043	$1,593,390	$1,506,752	$4,750,185
Professional fees	422,681	901,861	1,390,297	2,714,839
Rent	-	282,099	284,234	566,333
Business development	36,923	129,525	11,841	178,289
Travel expense	191,848	43,436	111,510	346,794
Filing fees	-	-	82,560	82,560
Transaction (gains) losses	49	(327,122)	(413,470)	(740,543)
Office expenses	103,616	110,897	107,237	321,750
Communications expenses	77,897	93,152	73,104	244,153
Insurance expense	-	9,855	163,506	173,361
Other expenses	270	(68,976)	228,868	160,162
Total	$2,483,327	$2,768,117	$3,546,439	$8,797,883

Variance

Category	North American Transaction Solutions	International Transaction Solutions	Corporate Expenses & Eliminations	Total
Salaries, benefits, taxes and contractor payments	$320,817	$102,855	$575,542	$999,214
Professional fees	82,702	(82,677)	(78,026)	(78,001)
Rent	-	(36,560)	(39,048)	(75,608)
Business development	16,088	(97,453)	(8,272)	(89,637)
Travel expense	139,451	(11,039)	18,688	147,100
Filing fees	-	-	(10,525)	(10,525)
Transaction (gains) losses	693	285,922	415,112	701,727
Office expenses	199,970	(11,936)	12,866	200,900
Communications expenses	(30,019)	36,894	6,184	13,059
Insurance expense	-	(4,454)	(28,120)	(32,574)
Other expenses	38,518	83,692	(65,975)	56,235
Total	$768,220	$265,244	$798,426	$1,831,890

Salaries, benefits, taxes and contractor payments were $5,749,399 for the year ended December 31, 2017 as compared to $4,750,185 for the year ended December 31, 2016, representing an increase of $999,214. The increase in salaries of $999,214 was due primarily to the increase of corporate salaries of $575,542, resulting primarily from a $300,000 increase in discretionary bonus granted to our CEO by the Board of Directors and to a lesser extent increases in executive salaries. The $320,817 increase in the North American Transaction Solutions segment was primarily due to increases in headcount and sales incentives for key employees as the business grew. The $102,855 increase in the International Transaction Solutions segment was primarily due to fluctuations in the Ruble exchange rate.

Professional fees were $2,636,838 for the year ended December 31, 2017 as compared to $2,714,839 for the year ended December 31, 2016, representing a decrease of $78,001 as follows:

Twelve months ended December 31, 2017

Professional Fees	North American Transaction Solutions	International Transaction Solutions	Corporate Expenses & Eliminations	Total
General Legal	$33,480	$38,386	$80,724	$152,590
SEC Compliance Legal Fees	-	-	275,112	275,112
Accounting and Auditing	-	15,433	412,943	428,376
Tax Compliance and Planning	-	-	55,400	55,400
Consulting	471,903	765,365	488,092	1,725,360
Total	$505,383	$819,184	$1,312,271	$2,636,838

Twelve months ended December 31, 2016

Professional Fees	North American Transaction Solutions	International Transaction Solutions	Corporate Expenses & Eliminations	Total
General Legal	$43,257	$5,539	$193,952	$242,748
SEC Compliance Legal Fees	-	-	175,000	175,000
Accounting and Auditing	-	578	420,686	421,264
Tax Compliance and Planning	-	-	44,200	44,200
Consulting	379,424	895,744	556,459	1,831,627
Total	$422,681	$901,861	$1,390,297	$2,714,839

Variance

Professional Fees	North American Transaction Solutions	International Transaction Solutions	Corporate Expenses & Eliminations	Total
General Legal	$(9,777)	$32,847	$(113,228)	$(90,158)
SEC Compliance Legal Fees	-	-	100,112	100,112
Accounting and Auditing	-	14,855	(7,743)	7,112
Tax Compliance and Planning	-	-	11,200	11,200
Consulting	92,479	(130,379)	(68,367)	(106,267)
Total	$82,702	$(82,677)	$(78,026)	$(78,001)

Professional fees decreased by $78,001 primarily due to a decrease in general legal fees because of decreases in litigation and consulting fees partially offset by an increase in SEC compliance due to increased public market transactions.

Transaction gains and losses represent changes in exchange rates between our functional currency and the foreign currency in which the transaction is denominated. During the years ended December 31, 2017 and 2016, respectively, we incurred $38,816 and $740,543 of foreign currency transaction losses.

Other general and administrative expenses were $216,397 for the year ended December 31, 2017 as compared to $160,162 for the year ended December 31, 2016, representing an increase of $56,235. The increase was caused primarily by a $43,272 increase in taxes due to a 2016 tax refund in the International Transaction Solutions segment that was not present in 2017.

Non-cash compensation expense was $2,940,424 for the year ended December 31, 2017 as compared to $3,463,435 for the year ended December 31, 2016. A summary of 2017 and 2016 non-cash compensation activity follows:

2017 Non-Cash Compensation Activity
	$ Amount	# of Shares Issued	# of Options Issued
Board of Directors & Employee stock and Options	$2,827,200	242,324	45,106
Stock issued for consulting	7,258	896	-
Stock issued for acquisitions	105,966	13,082	-
Total for 2017	$2,940,424	256,302	45,106

2016 Non-Cash Compensation Activity
	$ Amount	# of Shares Issued	# of Options Issued
Board of Directors & Employee stock and Options	$3,184,608	1,166,610	182,408
Stock issued for consulting	78,827	-	466,428
Stock issued for acquisitions	200,000	95,694	-
Total for 2017	$3,463,435	1,262,304	648,836

We recorded a provision for bad debt in the amount of $1,320,848 for the year ended December 31, 2017, compared to provision for bad debts of $1,688,237 for the year ended December 31, 2016. For the year ended December 31, 2017 we recorded a loss which was primarily comprised of $1,408,908 ACH rejects and an $89,545 reduction in provision from our International Transaction Solutions operations. Of the $1,408,908 of net ACH rejects, $603,257 were passed through to independent sales organizations via a reduction in commissions. For the year ended December 31, 2016 we recorded a loss provision which was primarily comprised of $1,173,815 in ACH rejects, attributable to the normal course of our North American Transaction Solutions segment, in addition, there was a $511,772 bad debt recovery from our mobile payments business in Russia. During the year ended December 31, 2016, of the $1,173,815 of net ACH rejects, $394,134 were passed through to independent sales organizations via a reduction in commissions.

During the years ended December 31, 2017 and 2016, we did not recognize any goodwill impairment.

Depreciation and amortization expense consists primarily of the amortization of merchant portfolios plus depreciation expense on fixed assets, client acquisition costs, capitalized software expenses, trademarks, domain names and employee non-compete agreements. Depreciation and amortization expense was $2,533,985 for the year ended December 31, 2017 as compared to $3,466,511 for the year ended December 31, 2016. The decrease was due to the full amortization of certain software and merchant portfolio assets during 2017.

Interest expense was $1,189,622 for the year ended December 31, 2017 as compared to $1,463,833 for the year ended December 31, 2016, representing a decrease of $ 274,211 due to lower RBL notes payable balance as follows:

Funding Source	Twelve Months Ended December 31, 2017	Twelve Months Ended December 31, 2016	Increase / (Decrease)
MBF Notes	$76,591	61,325	15,266
RBL Notes	772,777	1,282,439	(509,662)
Priority Payments Notes	168,233	-	168,233
Other	172,021	120,069	51,952
Total	$1,189,622	1,463,833	(274,211)

Other interest expense for the year ended December 31, 2017 consisted of $80,291 resulting from the promissory note entered into on March 1, 2017 with Star Capital Management, LLC. (See Note 12 to our Consolidated Financial Statements) and $85,578 related to the PayOnline acquisition. During the year ended December 31, 2016, other interest expense primarily consisted of $120,069 related to the PayOnline acquisition.

Other expenses for the year ended December 31, 2017 consisted primarily of $117,013 of foreign taxes and other expenses attributed to our International Transaction Solutions segment, as well as, approximately $48,000 in miscellaneous other expenses in the North American Transaction Solutions segment.

The net income attributable to non-controlling interests amounted to $109,564 and $128,539 for 2017 and 2016, respectively. The income was attributed to our North American Transaction Solutions segment represents 10% non-controlling interest in Aptito. The non-controlling interest reflects the results of operations of subsidiaries that are allocable to minority equity owners.

Reconciliation of Non-GAAP Financial Measures and Regulation G Disclosure

To supplement its consolidated financial statements presented in accordance with United States generally accepted accounting principles ("GAAP"), the Company provides additional measures of its operating results by disclosing its adjusted net loss attributable to Net Element, Inc. stockholders. Adjusted net loss attributable to Net Element, Inc. stockholders is calculated as net loss attributable to Net Element, Inc. stockholders excluding non-cash share-based compensation and other non-operating, non-recurring items. Net Element discloses this amount on an aggregate and per share basis. These measures meet the definition of non-GAAP financial measures. The Company believes that application of these non-GAAP financial measures is appropriate to enhance the understanding by the Company’s investors of its historical performance through use of a metric that seeks to normalize period-to-period earnings.

This press release contains non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission. Pursuant to Regulation G, a reconciliation of these non-GAAP financial measures with the comparable financial measures calculated in accordance with GAAP for the twelve months ended December 31, 2017 and 2016 is presented in the following Non-GAAP Financial Measures Table.

	GAAP	Share-based Compensation	Loss from Stock Value Guarantee	Adjusted Non-GAAP
Twelve Months Ended December 31, 2017
Net (loss) income attributable to Net Element, Inc. stockholders	$(9,913,485)	$2,940,424	$-	$(6,973,061)
Basic and diluted earnings per share	$(5.04)	$1.49	$-	$(3.54)
Basic and diluted shares used in computing earnings per share	1,967,676			1,967,676

	GAAP	Share-based Compensation	Loss from Stock Value Guarantee	Adjusted Non-GAAP
Twelve Months Ended December 31, 2016
Net (loss) income attributable to Net Element, Inc. stockholders	$(13,487,537)	$3,463,435	$2,162,861	$(7,861,241)
Basic and diluted earnings per share	$(10.33)	$2.65	$1.66	$(6.02)
Basic and diluted shares used in computing earnings per share	1,305,801			1,305,801

Additional information regarding Net Element’s results for its year ended December 31, 2017 may be found in Net Element’s annual report on Form 10-K, which was filed with the Security and Exchange Commission (SEC) on April 2, 2018 and may be obtained from the SEC’s Internet website at http://www.sec.gov.

About Net Element

Net Element, Inc. (NASDAQ: NETE) operates a payments-as-a-service transactional and value-added services platform for small to medium enterprise ("SME") in the U.S. and selected emerging markets. In the U.S. it aims to grow transactional revenue by innovating SME productivity services using blockchain technology solutions and Aptito, our cloud-based, restaurant and retail point-of-sale solution. Internationally, Net Element's strategy is to leverage its omni-channel platform to deliver flexible offerings to emerging markets with diverse banking, regulatory and demographic conditions. Net Element was ranked as one of the fastest growing companies in North America on Deloitte's 2017 Technology Fast 500™. In 2017 we were recognized by South Florida Business Journal's as one of 2016's fastest growing technology companies. Further information is available at www.NetElement.com.

Forward-Looking Statements

Securities Exchange Act of 1934, as amended. Any statements contained in this press release that are not statements of historical fact may be deemed forward-looking statements. Words such as "continue," "will," "may," "could," "should," "expect," "expected," "plans," "intend," "anticipate," "believe," "estimate," "predict," "potential," and similar expressions are intended to identify such forward-looking statements. All forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements, many of which are generally outside the control of Net Element and are difficult to predict. Examples of such risks and uncertainties include, but are not limited to whether blockchain technologies will in fact play a key role in future commerce in the payments industry; and whether the blockchain technologies will result in the creation of value-added services for merchants and their customers; whether the Company will be successful in the development of a decentralized crypto-based ecosystem to act as a framework for a number of value-added services that can connect merchants and consumers directly utilizing blockchain technology whether through its platform called Netevia or otherwise. Additional examples of such risks and uncertainties include, but are not limited to (i) Net Element's ability (or inability) to obtain additional financing in sufficient amounts or on acceptable terms when needed; (ii) Net Element's ability to maintain existing, and secure additional, contracts with users of its payment processing services; (iii) Net Element's ability to successfully expand in existing markets and enter new markets; (iv) Net Element's ability to successfully manage and integrate any acquisitions of businesses, solutions or technologies; (v) unanticipated operating costs, transaction costs and actual or contingent liabilities; (vi) the ability to attract and retain qualified employees and key personnel; (vii) adverse effects of increased competition on Net Element's business; (viii) changes in government licensing and regulation that may adversely affect Net Element's business; (ix) the risk that changes in consumer behavior could adversely affect Net Element's business; (x) Net Element's ability to protect its intellectual property; (xi) local, industry and general business and economic conditions; and (xii) geopolitical instability and other conditions that may adversely affect trends in consumer business and government spending. Additional factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements can be found in the most recent annual report on Form 10-K and in any other of the Company’s subsequent filings, quarterly reports on Form 10-Q and current reports on Form 8-K filed by Net Element with the Securities and Exchange Commission. Net Element anticipates that subsequent events and developments may cause its plans, intentions and expectations to change. Net Element assumes no obligation, and it specifically disclaims any intention or obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as expressly required by law.

NET ELEMENT, INC.

CONSOLIDATED BALANCE SHEETS

	December 31, 2017	December 31, 2016
ASSETS
Current assets:
Cash	$11,285,669	$621,635
Accounts receivable, net	5,472,856	7,126,429
Prepaid expenses and other assets	2,282,614	1,467,897
Total current assets, net	19,041,139	9,215,961
Fixed assets, net	58,268	117,295
Intangible assets, net	3,127,760	3,589,850
Goodwill	9,643,752	9,643,752
Other long term assets	460,511	603,209
Total assets	$32,331,430	$23,170,067

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$6,785,459	$7,510,113
Accrued expenses	3,674,430	5,518,823
Deferred revenue	1,712,591	1,355,972
Notes payable (current portion)	2,493,973	808,976
Due to related parties	-	299,004
Total current liabilities	14,666,453	15,492,888
Notes payable (net of current portion)	4,521,449	3,615,782
Total liabilities	19,187,902	19,108,670

STOCKHOLDERS' EQUITY
Series A Convertible Preferred stock ($.0001 par value, 1,000,000 shares authorized, no shares issued and outstanding at December 31, 2017 and December 31, 2016)	-	-
Common stock ($.0001 par value, 100,000,000 shares authorized and 3,853,100 and 1,535,350 shares issued and outstanding at December 31, 2017 and December 31, 2016	385	154
Additional paid in capital	183,119,222	163,920,066
Accumulated other comprehensive loss	(2,530,238)	(2,486,616)
Accumulated deficit	(167,356,070)	(157,442,585)
Stock subscriptions receivable	(50,585)	-
Noncontrolling interest	(39,186)	70,378
Total stockholders' equity	13,143,528	4,061,397
Total liabilities and stockholders' equity	$32,331,430	$23,170,067

NET ELEMENT, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

	Twelve Months Ended December 31
	2017	2016

Net revenues
Service fees	$58,723,928	$48,784,855
Branded content	1,340,896	5,502,004
Total Revenues	60,064,824	54,286,859

Costs and expenses:
Cost of service fees	49,934,371	40,521,236
Cost of branded content	1,302,841	5,187,005
General and administrative	10,629,773	8,797,883
Non-cash compensation	2,940,424	3,463,435
Bad debt expense	1,320,848	1,688,237
Depreciation and amortization	2,533,985	3,466,511
Total costs and operating expenses	68,662,242	63,124,307
Loss from operations	(8,597,418)	(8,837,448)
Interest expense, net	(1,189,622)	(1,463,833)
Loss from stock value guarantee	-	(3,722,142)
Other income (expense)	(236,009)	407,347
Net loss before income taxes	(10,023,049)	(13,616,076)
Income taxes	-	-
Net loss	(10,023,049)	(13,616,076)
Net loss attributable to the noncontrolling interest	109,564	128,539
Net loss attributable to Net Element, Inc. stockholders	(9,913,485)	(13,487,537)
Foreign currency translation	(43,623)	(920,794)
Comprehensive loss attributable to common stockholders	$(9,957,108)	$(14,408,331)

Loss per share - basic and diluted	$(5.04)	$(10.33)

Weighted average number of common shares outstanding - basic and diluted	1,967,676	1,305,801

NET ELEMENT, INC.

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

	Preferred Stock		Common Stock		Paid in	Stock	Comprehensive	Non-controlling	Accumulated	Equity (Deficiency)
	Shares	Amount	Shares	Amount	Capital	Subscription	Income	interest	Deficit	in Assets
Balance December 31, 2015	-	-	1,126,376	$113	$154,362,707		$(1,565,822)	$198,917	$(143,955,048)	$9,040,867
Share based compensation	-	-	121,442	12	4,427,105	-	-	-	-	4,427,117
Shares issued and issuable for acquisitions	-	-	6,543	1	134,094			-	-	134,095
Shares issued for insider financing	-	-	46,643	5	988,823	-	-	-	-	988,828
Shares issued in connection with debt restructuring	-	-	166,340	16	3,288,820	-	-	-	-	3,288,836
Shares issued under ESOUSA agreement	-	-	68,006	7	718,517	-	-	-	-	718,524
Net loss	-	-	-	-	-	-	-	(128,539)	(13,487,537)	(13,616,076)
Comprehensive loss - foreign currency translation	-	-	-	-	-	-	(920,794)	-	-	(920,794)
Balance December 31, 2016	-	-	1,535,350	$154	$163,920,066	$-	$(2,486,616)	$70,378	$(157,442,585)	$4,061,397
Shares issued in connection with reverse stock split	-	-	3,117	0	1	-	-	-	-	1
Share based compensation	-	-	242,324	24	2,850,155	-	-	-	-	2,850,179
Shares issued for acquisitions	-	-	13,082	1	105,965	-	-	-	-	105,966
Shares issued to settle merchant liabilities	-	-	30,759	3	252,220	-	-	-	-	252,223
Shares issued for consulting services	-	-	19,896	2	228,416	(50,585)	-	-	-	177,833
Shares issued in connection with debt restructuring	-	-	127,406	13	758,181	-	-	-	-	758,194
Shares issued under ESOUSA/Cobblestone agreements	-	-	1,881,165	188	15,004,217	-	-	-	-	15,004,405
Net loss	-	-	-	-	-	-	-	(109,564)	(9,913,485)	(10,023,049)
Comprehensive loss - foreign currency translation	-	-	-	-	-	-	(43,622)	-	-	(43,622)
Balance December 31, 2017	-	-	3,853,100	$385	$183,119,222	$(50,585)	$(2,530,238)	$(39,186)	$(167,356,070)	$13,143,528

NET ELEMENT, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Twelve Months Ended December 31,
	2017	2016
Cash flows from operating activities
Net loss attributable to Net Element, Inc. stockholders	$(9,913,485)	$(13,487,537)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities		-
Non controlling interest	(109,564)	(128,539)
Share based compensation	2,940,424	3,463,435
Provision for bad debts	-	500,000
Amortization of prepaid costs		967,313
Depreciation and amortization	2,533,985	3,466,510
Non cash interest	114,802	852,408
Changes in assets and liabilities
Accounts receivable	3,002,425	(2,751,144)
Deferred revenue	356,619	612,062
Prepaid expenses and other assets	(1,022,985)	(570,582)
Accounts payable and accrued expenses	(2,943,154)	3,797,753
Net cash used in operating activities	(5,040,933)	(3,278,321)

Cash flows from investing activities

Client acquisition costs	(1,885,098)	(1,319,820)
Receipt of excess deposits	149,826
Purchase of fixed and other assets	(103,341)	(187,089)
Net cash used in investing activities	(1,838,613)	(1,506,909)

Cash flows from financing activities
Proceeds from common stock	14,884,435	-
Proceeds from indebtedness	3,678,824	3,170,540
Cash received for issuance of warrants		300,000
Repayment of indebtedness	(998,780)	(71,700)
Related party advances	-	1,027,874
Net cash provided by financing activities	17,564,479	4,426,714

Effect of exchange rate changes on cash	(20,899)	(45,596)
Net increase (decrease) in cash	10,664,034	(404,112)

Cash at beginning of period	621,635	1,025,747
Cash at end of period	$11,285,669	$621,635

Supplemental disclosure of cash flow information
Cash paid during the period for:
Interest	$1,074,820	$611,625
Taxes	$86,942	$94,718
Share issuance for settlement of unpaid compensation	$-	$1,042,509
Shares issued for redemption of indebtedness	$379,874	$2,499,481
Shares issued in settlement of advances from from board member	$-	$909,285

Shares issued in settlement of related party debt	$378,253	$-

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Net Element, Inc.

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